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                                 EXHIBIT 23(B)



              CONSENT OF MILLER, HAMILTON, SNIDER & ODOM, L.L.C.
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                               CONSENT OF COUNSEL




THE COLONIAL BANCGROUP, INC.

                   WE HEREBY CONSENT TO USE IN THIS FORM S-4 REGISTRATION STATEMENT OF THE COLONIAL BANCGROUP, INC., OF OUR NAME IN THE PROSPECTUS, WHICH IS A PART OF SUCH REGISTRATION STATEMENT, UNDER THE HEADINGS "APPROVAL OF THE MERGER - CERTAIN FEDERAL INCOME TAX CONSEQUENCES" AND "LEGAL MATTERS," AND TO THE SUMMARIZATION OF OUR OPINIONS REFERENCED THEREIN.




/S/ MILLER, HAMILTON, SNIDER & ODOM, L.L.C.

February 26, 1996